Product supplement no. BC-1-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated October 29, 2012 Rule 424(b)(2)

Callable Yield Notes Linked to the Common Stock of a Reference Stock Issuer

General

•	JPMorgan Chase & Co. may from time to time offer and sell callable yield notes that are linked to the common stock of an issuer, which we refer to as the Reference Stock. As used in this product supplement, the term “common stock” includes securities issued through depositary arrangements that represent non-U.S. equity securities, such as American depositary shares, or ADSs. If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. This product supplement no. BC-1-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	We will pay interest at the interest rate specified in the relevant terms supplement. However, the notes do not guarantee any return of principal at maturity. Instead, if the notes are not redeemed early, the payment at maturity will be based on whether a Knock-In Event has occurred and whether we elect to exercise our physical settlement option as described below. If the notes are not redeemed early, the payment at maturity for each $1,000 principal amount note will be a cash payment of $1,000, a cash payment of less than the principal amount or delivery of shares of the Reference Stock (with fractional shares paid in cash), in each case, together with any accrued and unpaid interest, as described below. The market value of any shares of the Reference Stock delivered to you at maturity (together with any cash payment with respect to fractional shares) will most likely be less than the principal amount of your notes and may be zero.
•	Unless otherwise specified in the relevant terms supplement, we, at our election, may redeem your notes in whole but not in part on any of the Interest Payment Dates set forth in the relevant terms supplement. If your notes are redeemed early, unless otherwise specified in the relevant terms supplement, you will receive, for each $1,000 principal amount note, $1,000 plus any accrued and unpaid interest.
•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-34

.

•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing directly in the Reference Stock.
•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Reference Stock:	As specified in the relevant terms supplement.
Early Redemption at Our Option:	Unless otherwise specified in the relevant terms supplement, we, at our election, may redeem the notes in whole but not in part on any of the Interest Payment Dates prior to the Maturity Date at a price for each $1,000 principal amount note equal to the Redemption Price. Unless otherwise specified in the relevant terms supplement, if we intend to redeem your notes, we will deliver notice to The Depository Trust Company, or DTC, at least five business days before the applicable Interest Payment Date.
Redemption Price:	Unless otherwise specified in the relevant terms supplement, for each $1,000 principal amount note, $1,000 plus any accrued and unpaid interest to but excluding the relevant Interest Payment Date.
Interest Rate:	A per annum rate specified in the relevant terms supplement
Physical Settlement at Our Option:	Under the circumstances described under “Payment at Maturity” below, we may elect to exercise our physical settlement option. If we elect to exercise our physical settlement option, you will receive on the Maturity Date for each $1,000 principal amount note a number of shares of the Reference Stock equal to the Physical Delivery Amount (and, if applicable, a cash payment in respect of the Fractional Share Amount) as described under “Payment at Maturity” below.

(continued on next page)

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-8

.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. BC-1-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

October 29, 201

Key Terms (continued)

Payment at Maturity:

The payment at maturity (assuming no early redemption), in excess of any accrued and unpaid interest, will be based on whether a Knock-In Event has occurred and the performance of the Reference Stock specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, if the notes have not been redeemed early, for each $1,000 principal amount note, in addition to any accrued and unpaid interest, you will receive at maturity:

•   if a Knock-In Event has not occurred, $1,000;

•   if (a) a Knock-In Event has occurred and (b) the Stock Return is equal to or greater than 0%, $1,000;

•   if (a) a Knock-In Event has occurred, (b) the Stock Return is less than 0% and (c) we have not elected to exercise our physical settlement option, an amount calculated as follows:

$1,000 + ($1,000 × Stock Return)

You will lose some or all of your principal at maturity if the notes have not been redeemed early, a Knock-In Event has occurred, the Stock Return is less than 0% and we have not elected to exercise our physical settlement option.

•   if (a) a Knock-In Event has occurred, (b) the Stock Return is less than 0% and (c) we have elected to exercise our physical settlement option, (i) an amount of shares of the Reference Stock equal to the Physical Delivery Amount and (ii) a cash payment equal to the Fractional Share Amount times the Final Price.

If the notes have not been redeemed early, a Knock-In Event has occurred, the Stock Return is less than 0% and we have elected to exercise our physical settlement option, you will receive shares of the Reference Stock that will most likely be worth less than the principal amount of your notes and may be worth nothing.

Knock-In Event:

A Knock-In Event occurs if (a) for notes with continuous Reference Stock monitoring, at any time during the Observation Period, the trading price of one share of the Reference Stock is less than the Knock-In Barrier, (b) for notes with daily Reference Stock monitoring, on any day during the Observation Period, the closing price of one share of the Reference Stock is less than the Knock-In Barrier or (c) for notes with single observation Reference Stock monitoring, the Final Price is less than the Knock-In Barrier.

The relevant terms supplement will specify whether continuous, daily or single observation Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stock. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether the closing price of one share of the Reference Stock is less than the Knock-In Barrier.

Knock-In Barrier:	As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Knock-In Barrier is equal to 80% of the Initial Price (or Strike Price, if applicable). The Initial Price (and, therefore, the Knock-In Barrier) for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”
Observation Period:	As specified in the relevant terms supplement, if applicable. For example, the relevant terms supplement may specify that the Observation Period consists of each day from but excluding the Initial Valuation Date to and including the Final Valuation Date.
Physical Delivery Amount:	The number of shares of the Reference Stock per $1,000 principal amount of the notes equal to $1,000 divided by the Initial Price (or Strike Price, if applicable), rounded down to the nearest whole number. The Initial Price (and, therefore, the Physical Delivery Amount) is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”
Fractional Share Amount:	The number of fractional shares resulting from dividing $1,000 by the Initial Price (or Strike Price, if applicable). The Initial Price (and, therefore, the Fractional Share Amount) is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”
Stock Return:	Final Price – Initial Price (or Strike Price, if applicable) Initial Price (or Strike Price, if applicable)
Initial Price:	Unless otherwise specified in the relevant terms supplement, the closing price of one share of the Reference Stock on the Initial Valuation Date or such other date as specified in the relevant terms supplement, divided by the Stock Adjustment Factor. The Initial Price of the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”
Final Price:	Unless otherwise specified in the relevant terms supplement, the closing price of one share of the Reference Stock on the Final Valuation Date or such other date as specified in the relevant terms supplement
Strike Price:	The relevant terms supplement may specify a price other than the Initial Price of the Reference Stock, which we refer to as the “Strike Price,” to be used for calculating the amount payable at maturity (assuming no early redemption). The Strike Price, if applicable, for the Reference Stock will be equal to (a) a percentage of the closing price of one share of the Reference Stock as of a specified date or (b) a fixed amount determined without regard to the closing price of one share of the Reference Stock as of a particular date, in each case divided by the Stock Adjustment Factor for the Reference Stock. For example, the relevant terms supplement may specify that, for the Reference Stock, a Strike Price equal to 95% of the closing price of one share of the Reference Stock on the Initial Valuation Date, divided by the Stock Adjustment Factor for the Reference Stock (i.e., the Initial Price), will be used to calculate the payment at maturity (assuming no early redemption).
Stock Adjustment Factor:	Unless otherwise specified in the relevant terms supplement, the Stock Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

(continued on next page)

Key Terms (continued)

Interest Payment Date(s):	As specified in the relevant terms supplement, provided that the final Interest Payment Date will be the Maturity Date (assuming no early redemption). Each Interest Payment Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Payment Date.”
Initial Valuation Date:	As specified in the relevant terms supplement
Final Valuation Date:	The Final Price will be determined on a single date, which we refer to as the Final Valuation Date, as specified in the relevant terms supplement. The Final Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of the Final Valuation Date.”
Maturity Date:	As specified in the relevant terms supplement, subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Payment Date.”

TABLE OF CONTENTS

Page

Description of Notes	PS-1
Risk Factors	PS-8
Use of Proceeds and Hedging	PS-20
The Reference Stock	PS-21
General Terms of Notes	PS-22
Material U.S. Federal Income Tax Consequences	PS-34
Plan of Distribution (Conflicts of Interest)	PS-40
Notice to Investors	PS-42
Benefit Plan Investor Considerations	PS-50

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, this product supplement no. BC-1-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. BC-1-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. BC-1-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. BC-1-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. BC-1-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. BC-1-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

Description of Notes

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. BC-1-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Callable Yield Notes Linked to a Reference Stock specified in the relevant terms supplement.

General

The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. that are linked to the common stock of an issuer as specified in the relevant terms supplement (the “Reference Stock”). As used in this product supplement, the term “common stock” includes securities issued through depositary arrangements that represent non-U.S. equity securities, such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer,” in reference to the Reference Stock, refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as an “Underlying Stock.” The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The notes offer a higher interest rate than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us. However, the notes do not guarantee any return of principal at maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your notes at maturity (assuming no early redemption). Regardless of the payment on the notes at maturity (assuming no early redemption), you will be entitled to periodic interest payments on the principal amount of your notes as specified in the relevant terms supplement. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note are $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book -Entry System” in the accompanying prospectus.

The terms of specific issuances of the notes will be described in the relevant terms supplement accompanying this product supplement no. BC-1-I. The terms described in that terms supplement will supplement those described in this product supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

PS-1

Interest Payments

Unless otherwise specified in the relevant terms supplement, the interest payment due on each Interest Payment Date for each $1,000 principal amount note will be calculated as follows:

$1,000 × Interest Rate × 1 / number of Interest Payment Dates per year where the number of Interest Payment Dates per year is determined by the frequency of the Interest Payment Dates and how many Interest Payment Dates would occur over the course of a full year regardless of the actual term of the notes.

The notes will bear interest at the per annum rate, or such other rate or rates, specified in the relevant terms supplement (the “Interest Rate”). Interest will accrue from and including the issue date of the notes to but excluding the Maturity Date or, if the notes are redeemed early, to but excluding the applicable Interest Payment Date on which the notes are redeemed early. Interest will be payable in arrears on each Interest Payment Date to and including the Maturity Date or, if the notes are redeemed early, to and including the applicable Interest Payment Date on which the notes are redeemed early, to the holders of record at the close of business on the business day prior to that Interest Payment Date, unless otherwise specified in the relevant terms supplement.

The “Interest Payment Dates” will be specified in the relevant terms supplement, provided that the final Interest Payment Date will be the Maturity Date (assuming no early redemption). Each Interest Payment Date is subject to postponement as described under “— Postponement of a Payment Date.”

Early Redemption at Our Option

Unless otherwise specified in the relevant terms supplement, we, at our election, may redeem the notes in whole but not in part on any of the Interest Payment Dates prior to the Maturity Date at a price for each $1,000 principal amount note equal to the Redemption Price. The specific terms applicable to any early redemption will be specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Redemption Price” will be, for each $1,000 principal amount note, $1,000 plus any accrued and unpaid interest to but excluding the relevant Interest Payment Date on which the notes are redeemed early.

Unless otherwise specified in the relevant terms supplement, if we intend to redeem your notes, we will deliver notice to DTC at least five business days prior to the applicable Interest Payment Date. If the notes are redeemed early, you will lose the opportunity to continue to accrue and be paid interest from the relevant Interest Payment Date on which the notes are redeemed early to the scheduled Maturity Date.

Payment at Maturity

Your payment at maturity (assuming no early redemption) may be in cash, shares of the Reference Stock or a combination of both. Under the circumstances described below, we may elect to exercise our physical settlement option. If we elect to exercise our physical settlement option, you will receive on the Maturity Date for each $1,000 principal amount note a number of shares of the Reference Stock equal to the Physical Delivery Amount (and, if applicable, a cash payment in respect of the Fractional Share Amount) as described below.

If we have not elected to exercise our physical settlement option, you will receive on the Maturity Date (assuming no early redemption) a cash payment, in excess of any accrued and unpaid interest, that will vary depending on whether a Knock-In Event has occurred and the Stock Return and that may be less than the principal amount of your notes.

PS-2

Unless otherwise specified in the relevant terms supplement, if the notes have not been redeemed early, for each $1,000 principal amount note, in addition to any accrued and unpaid interest, you will receive at maturity:

•	if a Knock-In Event has not occurred, $1,000;
•	if (a) a Knock-In Event has occurred and (b) the Stock Return is equal to or greater than 0%, $1,000;
•	if (a) a Knock-In Event has occurred, (b) the Stock Return is less than 0% and (c) we have not elected to exercise our physical settlement option, an amount calculated as follows:

$1,000 + ($1,000 × Stock Return)

You will lose some or all of your principal at maturity if the notes have not been redeemed early, a Knock-In Event has occurred, the Stock Return is less than 0% and we have not elected to exercise our physical settlement option.

•	if (a) a Knock-In Event has occurred, (b) the Stock Return is less than 0% and (c) we have elected to exercise our physical settlement option, (i) an amount of shares of the Reference Stock equal to the Physical Delivery Amount and, (ii) if applicable, a cash payment equal to the Fractional Share Amount times the Final Price.

If the notes have not been redeemed early, a Knock-In Event has occurred, the Stock Return is less than 0% and we have elected to exercise our physical settlement option, you will receive shares of the Reference Stock that will most likely be worth less than the principal amount of your notes and may be worth nothing. Accordingly, you may lose some or all of your principal if you invest in the notes. See “Risk Factors” for further information.

A “Knock-In Event” occurs if (a) for notes with continuous Reference Stock monitoring, at any time during the Observation Period, the trading price of one share of the Reference Stock is less than the Knock-In Barrier, (b) for notes with daily Reference Stock monitoring, on any day during the Observation Period, the closing price of one share of the Reference Stock is less than the Knock-In Barrier or (c) for notes with single observation Reference Stock monitoring, the Final Price is less than the Knock-In Barrier.

The relevant terms supplement will specify whether continuous, daily or single observation Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stock. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether the closing price of one share of the Reference Stock is less than the Knock-In Barrier.

The “Observation Period” will be specified in the relevant terms supplement, if applicable. For example, the relevant terms supplement may specify that the Observation Period consists of each day from but excluding the Initial Valuation Date to and including the Final Valuation Date.

The “Knock-In Barrier” will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Knock-In Barrier is equal to 80% of the Initial Price (or Strike Price, if applicable). The Knock-In Barrier for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. The Initial Price (and, therefore, the Knock-In Barrier) for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

PS-3

Unless otherwise specified in the relevant terms supplement, the “Physical Delivery Amount” will be the number of shares of the Reference Stock per $1,000 principal amount of the notes equal to $1,000 divided by the Initial Price (or Strike Price, if applicable), rounded down to the nearest whole number. The Initial Price (and, therefore, the Physical Delivery Amount) is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, the “Fractional Share Amount” will be the number of fractional shares resulting from dividing $1,000 by the Initial Price (or Strike Price, if applicable). The Initial Price (and, therefore, the Fractional Share Amount) is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, the “Stock Return” is the percentage change in the closing price of the Reference Stock calculated by comparing the Final Price to the Initial Price (or Strike Price, if applicable). The Stock Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Stock Return =	Final Price – Initial Price (or Strike Price, if applicable)
Initial Price (or Strike Price, if applicable)

Unless otherwise specified in the relevant terms supplement, “Initial Price” is the closing price of one share of the Reference Stock on the Initial Valuation Date or such other date as specified in the relevant terms supplement, divided by the Stock Adjustment Factor. The Initial Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, the “Stock Adjustment Factor” will be set initially at 1.0 on the Initial Valuation Date, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Anti-Dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, “Final Price” is the closing price of one share of the Reference Stock on the Final Valuation Date or such other date as specified in the relevant terms supplement.

The relevant terms supplement may specify a price other than the Initial Price of the Reference Stock, which we refer to as the “Strike Price,” to be used for calculating the amount payable at maturity (assuming no early redemption). The Strike Price, if applicable, for the Reference Stock will be equal to (a) a percentage of the closing price of one share of the Reference Stock as of a specified date or (b) a fixed amount determined without regard to the closing price of one share of the Reference Stock as of a particular date, in each case divided by the Stock Adjustment Factor for the Reference Stock. For example, the relevant terms supplement may specify that, for the Reference Stock, a Strike Price equal to 95% of the closing price of one share of the Reference Stock on the Initial Valuation Date, divided by the Stock Adjustment Factor for the Reference Stock (i.e., the Initial Price), will be used to calculate the payment at maturity (assuming no early redemption).

Unless otherwise specified in the relevant terms supplement, the “trading price” for one share of the Reference Stock (or one unit of any other security for which a trading price must be determined) at any time on any relevant day means:

•	if the Reference Stock (or that security) is listed or admitted to trading on a national securities exchange, the most recently reported sale price, regular way, at that time during
PS-4

the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Reference Stock (or that security) is listed or admitted to trading;

•	if the Reference Stock (or that security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by Financial Industry Regulatory Authority, Inc. (the “FINRA”) (the “OTC Bulletin Board”), the most recently reported sale price at that time during the principal trading session on the OTC Bulletin Board on that day; or
•	if the Reference Stock (or that security) is issued by a foreign issuer and its trading price cannot be determined as set forth in the two bullet points above, and the Reference Stock (or that security) is listed or admitted to trading on a non-U.S. securities exchange or market, the most recently reported sale price, regular way, at that time during the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Reference Stock (or that security) is listed or admitted to trading, in each case subject to the provisions of “General Terms of Notes — Reorganization Events.”

Unless otherwise specified in the relevant terms supplement, the “closing price” for one share of the Reference Stock (or one unit of any other security for which a closing price must be determined) on any relevant day means:

•	if the Reference Stock (or that security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which the Reference Stock (or that security) is listed or admitted to trading;
•	if the Reference Stock (or that security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;
•	if the Reference Stock (or that security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and the Reference Stock (or that security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Reference Stock (or that security) is listed or admitted to trading; or
•	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the Reference Stock (or that security) obtained from as many dealers in that security, but not exceeding three, as will make the bid prices available to the calculation agent, in each case subject to the provisions of “— Postponement of the Final Valuation Date” and “General Terms of Notes — Reorganization Events.”

The “Initial Valuation Date” will be specified in the relevant terms supplement.

The “Final Valuation Date” will be specified in the relevant terms supplement and is subject to adjustment as described in “— Postponement of the Final Valuation Date” below.

The “Maturity Date” will be specified in the relevant terms supplement and is subject to adjustment as described under “— Postponement of a Payment Date” below. In addition, the Maturity Date may be accelerated if there is an event of default. See “General Terms of Notes — Payment upon an Event of Default.”

PS-5

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on the applicable date or dates. We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

The “calculation agent” is the agent appointed by us to make certain calculations for the notes, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Calculation Agent” below. JPMS is our affiliate and may have interests adverse to yours. Please see “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Postponement of the Final Valuation Date

If the Final Valuation Date is not a trading day or if there is a market disruption event on the Final Valuation Date (any such day, a “Disrupted Day”), the Final Valuation Date will be postponed to the immediately succeeding business day that is not a Disrupted Day. In no event, however, will the Final Valuation Date be postponed to a date that is after the tenth business day following the Final Valuation Date, as originally scheduled (the “Final Disrupted Valuation Date”).

If the Final Valuation Date has been postponed to the Final Disrupted Valuation Date and the Final Disrupted Valuation Date is a Disrupted Day, the calculation agent will determine the closing price of one share of the Reference Stock for the Final Valuation Date on the Final Disrupted Valuation Date in good faith based on the calculation agent’s assessment of the market value of one share of the Reference Stock on the Final Disrupted Valuation Date.

Unless otherwise specified in the relevant terms supplement, with respect to the Reference Stock, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchange for the Reference Stock and (ii) the exchanges on which futures or options contracts related to the Reference Stock are traded; or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which that security is listed or admitted to trading.

“Relevant exchange” means, with respect to the Reference Stock, the primary U.S. exchange or market for trading for the Reference Stock, or with respect to the Underlying Stock, the primary exchange or market for trading for the Underlying Stock, as specified in the relevant terms supplement.

Postponement of a Payment Date

In this product supplement, we refer to each Interest Payment Date and the Maturity Date as a “Payment Date.”

If any scheduled Payment Date (as specified in the relevant terms supplement) is not a business day, then that Payment Date will be the next succeeding business day following the scheduled Payment Date.

PS-6

If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following the Final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement.

If any Payment Date is adjusted as the result of a non-business day, a market disruption event or otherwise, any payment of interest due on that Payment Date will be made on that Payment Date as adjusted, with the same force and effect as if that Payment Date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

No Fractional Share

If we elect to exercise our physical settlement option, we will pay cash in lieu of delivering any fractional share of the Reference Stock in an amount equal to the Fractional Share Amount times the Final Price.

Delivery of Shares of the Reference Stock

We may designate any of our affiliates to deliver any shares of the Reference Stock or any Exchange Property (as defined in “General Terms of Notes — Reorganization Events — The Exchange Property””) pursuant to the terms of the notes and we will be discharged of any obligation to deliver those shares of the Reference Stock or Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of the Reference Stock or any Exchange Property by us will also be deemed to include delivery of those shares or Exchange Property by our affiliates.

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Risk Factors

Your investment in the notes will involve certain risks. The notes pay interest as specified in the relevant terms supplement but do not guarantee any return of principal at maturity. Investing in the notes is not equivalent to investing directly in the Reference Stock. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

Your investment in the notes may result in a loss.

The notes do not guarantee any return of principal. We will pay you your principal back (assuming no early redemption) at maturity only if a Knock-In Event has not occurred or the Stock Return is equal to or greater than 0%. A Knock-In Event occurs if (a) for notes with continuous Reference Stock monitoring, the trading price of one share of the Reference Stock is less than the Knock-In Barrier at any time during the Observation Period, (b) for notes with daily Reference Stock monitoring, the closing price of one share of the Reference Stock is less than the Knock-In Barrier on any day during the Observation Period or (c) for notes with single observation Reference Stock monitoring, the Final Price is less than the Knock-In Barrier.

If the notes have not been redeemed early, the Stock Return is less than 0% and a Knock-In Event has occurred, you will receive at maturity either a cash payment that will be less than the principal amount of your notes or a number of shares of the Reference Stock equal to the Physical Delivery Amount (and, if applicable, a cash payment in respect of the Fractional Share Amount). The market value of the shares of the Reference Stock delivered to you as the Physical Delivery Amount (and, if applicable, the cash payment in respect of the Fractional Share Amount) will most likely be less than the principal amount of your notes and may be zero. You may lose the entire principal amount of your notes.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the Reference Stock.

You should not take our offering of the notes as an expression of our views about how the Reference Stock will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Reference Stock, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the Reference Stock that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

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We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in shares of the Reference Stock or instruments the value of which is derived from the Reference Stock. We may also adjust our hedge by, among other things, purchasing or selling the shares of the Reference Stock or instruments the value of which is derived from the Reference Stock, and close out or unwind our hedge by selling any of the foregoing on or before the Final Valuation Date. We cannot give you any assurances that our hedging will not negatively affect the value of the Reference Stock or the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours may also trade the Reference Stock and other financial instruments related to the Reference Stock on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the price of the Reference Stock on the Initial Valuation Date and/or decrease the price of the Reference Stock on the Final Valuation Date, which could adversely affect your payment at maturity.

It is possible that those hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, making equity investments in or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of the Reference Stock, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the issuer of the Reference Stock. Any prospective purchaser of notes should undertake an independent investigation of the issuer of the Reference Stock as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of the notes with respect to any matters whatsoever relating to our business with the issuer of the Reference Stock.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the price, of the Reference Stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for these securities or financial instruments, our or their interests with respect to these products may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

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We or one of our affiliates may currently or from time to time engage in trading activities related to the currency in which the Reference Stock that is an ADS is denominated. These trading activities could potentially affect the exchange rate with respect to the currency and, if currency exchange rate calculations are involved in the calculation of the closing price or the trading price of one share of the Reference Stock, could affect the value of the notes.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the Reference Stock is an ADS, any prospective purchaser of the notes should undertake an independent investigation of the currency in which that ADS is denominated and the related exchange rate as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.

JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Price (or Strike Price, if applicable), the Knock-In Barrier, the Final Price, the Stock Return, the Physical Delivery Amount, the Fractional Share Amount, the trading price or the closing price of one share of the Reference Stock on any day during the Observation Period, if applicable, whether a day is an Interest Payment Date, whether a Knock-In Event has occurred and the amount of any payment on the notes. In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;
•	anti-dilution adjustments (i.e., adjustments to the Stock Adjustment Factor) and any adjustments as the result of a Reorganization Event;
•	whether to select a Successor Reference Stock and, if applicable, which common stock to select if an ADS serving as the Reference Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated; and
•	the closing price of one share of the Reference Stock if the Final Valuation Date is postponed for ten business days due to a market disruption event or if that day is not a trading day.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the price of any Reference Stock, and, therefore, the market value of the notes.

JPMS and its affiliates publish research from time to time on the issuer of the Reference Stock, financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or

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recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the Reference Stock to which the notes are linked.

The notes are subject to early redemption and the corresponding reinvestment risk.

We, at our election, may redeem the notes, in whole but not in part, on any of the Interest Payment Dates prior to the Maturity Date at a price for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest to but excluding the relevant Interest Payment Date. If the notes are redeemed early, you will lose the opportunity to continue to accrue and be paid interest from the relevant Interest Payment Date on which the notes are redeemed early to the scheduled Maturity Date. Because of this early redemption feature, the term of your investment in the notes may be limited to a period that is shorter than the original term of the notes. The notes may be redeemed at a time when prevailing interest rates are relatively low or at a time when the value of the Reference Stock has increased considerably from the Initial Price (or Strike Price, if applicable). There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are redeemed prior to the Maturity Date. Our right to redeem the notes may also adversely impact your ability to sell your notes and the price at which they may be sold. Our election to redeem the notes early may further limit your ability to sell your notes and realize any appreciation in the value of your notes.

The benefit offered by the Knock-In Barrier may terminate at any time during the term of the notes or on the Final Valuation Date.

If the notes have not been redeemed early, the Stock Return is less than 0% and a Knock-In Event has occurred, you will be fully exposed to any depreciation in the closing price of one share of the Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, you will lose 1% of the principal amount of your notes for every 1% that the Final Price is less than the Initial Price (or Strike Price, if applicable).

For notes with continuous or daily monitoring, you will be subject to this potential loss of principal even if the price of the Reference Stock subsequently recovers such that the Final Price is not less than the Knock-In Barrier. If the notes had single observation monitoring, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with single observation monitoring.

If you receive shares of the Reference Stock at maturity, the value of those shares may be less on the Maturity Date than on the Final Valuation Date.

Assuming no early redemption, if you receive shares of the Reference Stock at maturity, the value of those shares on the Final Valuation Date will most likely be less than $1,000 for each $1,000 principal amount note and could decrease further during the period between the Final Valuation Date and the Maturity Date. We will make no adjustments to the Physical Delivery Amount to account for any fluctuations in the value of the shares to be delivered at maturity, and you will bear the risk of any decrease in the value of those shares between the Final Valuation Date and the Maturity Date.

Because you will not benefit from any appreciation in the Reference Stock above the Initial Price (or Strike Price, if applicable), you should not expect to receive a payment at maturity or upon early redemption with a value greater than your principal amount, plus accrued and unpaid interest.

At maturity or upon early redemption, you will most likely receive no more than the principal amount of your notes plus the final interest payment due on the Maturity Date or the Interest Payment Date on which the notes are redeemed early, as applicable, and the total payment you

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receive on the notes will most likely not exceed the principal amount of your notes plus the interest payments paid during the term of the notes or upon early redemption. Accordingly, for each $1,000 principal amount note, it is unlikely that you will receive a payment at maturity or upon early redemption with a value that exceeds $1,000 plus the final interest payment, or a total payment over the term of the notes, of more than the principal amount plus the interest payment as specified in the relevant terms supplement. Even if the Final Price exceeds the Initial Price (or Strike Price, if applicable), you will receive only the principal amount of the notes, regardless of any appreciation in the value of the Reference Stock.

You will have no ownership rights in the Reference Stock.

Investing in the notes is not equivalent to investing in the Reference Stock. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stock, such as voting rights, dividend payments or other distributions. If the notes are linked to ADSs representing non-U.S. equity securities issued through depositary arrangements, you will not have the rights of owners of those ADSs or the Underlying Stock.

We have no affiliation with the issuer of the Reference Stock.

The issuer of the Reference Stock is not an affiliate of ours and will not be involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control of the actions of the issuer of the Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuer of the Reference Stock will have no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuer of the Reference Stock.

In addition, as we are not affiliated with the issuer of the Reference Stock, we do not assume any responsibility for the adequacy of the information about the Reference Stock or its issuer contained in any terms supplement or in any of the Reference Stock issuer’s publicly available filings. We are not responsible for any issuer’s public disclosure of information on itself or the Reference Stock, whether contained in Securities and Exchange Commission, which we refer to as the SEC, filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stock.

The Final Price may be less than the closing price of one share of the Reference Stock at the Maturity Date of the notes or at other times during the term of the notes.

Because the Final Price is calculated based on the closing price of one share of the Reference Stock on the Final Valuation Date, the closing price of one share of the Reference Stock at the Maturity Date or at other times during the term of the notes, including dates near the Final Valuation Date, could be higher than the Final Price. This difference could be particularly large if there is a significant increase in the closing price of one share of the Reference Stock after the Final Valuation Date, if there is a significant decrease in the closing price of one share of the Reference Stock around the time of the Final Valuation Date or if there is significant volatility in the closing price of one share of the Reference Stock during the term of the notes (especially on dates near the Final Valuation Date). For example, if the closing price for the Reference Stock increases or remains relatively constant during the initial term of the notes and then decreases below its Initial Price (or Strike Price, if applicable), the Final Price may be significantly less than if it were calculated on a date earlier than the Final Valuation Date. Under these circumstances, the value you receive at maturity, if any, may be less than the value you would have received if you had invested in the Reference Stock or contracts relating to the Reference Stock for which there is an active secondary market.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Reference Stock has appreciated since the Initial Valuation Date. The potential returns described in any relevant terms supplement assume no early redemption and that your notes are held to maturity.

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Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the price of the Reference Stock and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the price of the Reference Stock. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the actual and expected frequency and magnitude of changes in the market price of the Reference Stock (i.e., volatility);
•	the time to maturity of the notes;
•	whether the Reference Stock closes (in the case of daily monitoring) or trades (in the case of continuous monitoring) below the Knock-In Barrier during the Observation Period, if applicable;
•	the dividend rate on the Reference Stock (while not paid to holders of the notes, dividend payments on the Reference Stock may influence the market price of the Reference Stock and the market value of options on the Reference Stock and therefore affect the market value of the notes);
•	the occurrence of certain corporate events affecting the Reference Stock that may or may not require an adjustment to the applicable Stock Adjustment Factor (as defined in this product supplement) or, in the case of a non-U.S. equity security or an ADS, the selection of a Successor Reference Stock;
•	interest and yield rates in the market generally as well as in each of the markets of the Reference Stock;
•	economic, financial, political, regulatory and judicial events that affect the Reference Stock or stock markets generally and that may affect the closing price of one share of the Reference Stock on the Final Valuation Date or the trading price (in the case of continuous monitoring) or closing price (in the case of daily monitoring) of the Reference Stock on any day during the Observation Period, if applicable;
•	If the Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the Underlying Stock is traded; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Reference Stock based on its historical performance.

PS-13

While it is possible that the notes could trade above their principal amount prior to maturity, the likelihood of such an increase is limited by market factors and the fact that the amount payable at maturity or upon early redemption will not exceed 100% of the principal amount of the notes. Even if the notes did trade above their principal amount prior to maturity, the only way to realize such a market premium would be to sell your notes in a secondary market transaction, if such a transaction were available. Moreover, if you sell your notes prior to maturity, you may have to sell them at a substantial discount from their principal amount if the market price of the Reference Stock is at, below or not sufficiently above the Initial Price (or Strike Price, if applicable).

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity.

While any payment on the notes will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. An agent’s commission or the estimated cost (see “Use of Proceeds and Hedging”) includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any of those prices may differ from values determined by pricing models used by JPMS, as a result of this compensation or other transaction costs.

If the market value of the Reference Stock changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning the Reference Stock. Accordingly, changes in the market value of the Reference Stock may not result in a comparable change in the market value of the notes. If the closing price of one share of the Reference Stock on any trading day increases above the Initial Price (or Strike Price, if applicable), the value of the notes may not increase comparably, if at all. It is also possible for the value of the Reference Stock to increase moderately while the value of the notes declines.

When the trading price (in the case of continuous monitoring) or the closing price (in the case of daily or single observation monitoring) of the Reference Stock on any trading day is close to the Knock-In Barrier for the first time, the market value of the notes will likely decline at a greater rate than the market value of the Reference Stock. If the Reference Stock trades (in the case of continuous monitoring) or closes (in the case of daily or single observation monitoring) at prices that are close to or below the Knock-In Barrier, we expect the market value of the notes to decline to reflect, among a number of other factors, that your payment at maturity (assuming no early redemption) is more likely to be worth less than the principal amount of your notes.

Historical performance of the Reference Stock should not be taken as an indication of the future performance of the Reference Stock during the terms of the notes.

The actual performance of the Reference Stock over the term of the notes, as well as the amount payable at maturity or upon early redemption or on any Interest Payment Date may bear little relation to the historical performance of the Reference Stock. The value of the Reference Stock will be determined by the price of the Reference Stock. It is impossible to predict whether the value of the Reference Stock will rise or fall.

Investing in the notes is not equivalent to investing in the Reference Stock.

Investing in the notes is not equivalent to investing in the Reference Stock. As an investor in the notes, you will not have any ownership interests or rights in the Reference Stock, such as voting rights or rights to receive dividends, dividend payments or other distributions or other rights that holders of the Reference Stock would have. If the notes are linked to ADSs representing non-U.S. equity securities issued through depositary arrangements, you will not have the rights of owners of such ADSs or the Underlying Stock.

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Your return on the notes will not reflect dividends on the Reference Stock.

Your return on the notes will not reflect the return you would realize if you actually owned the Reference Stock and received the dividends on the Reference Stock. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Final Price on the Final Valuation Date. The Final Price reflects the closing price of one share of the Reference Stock on the Final Valuation Date, without taking into consideration the value of dividends on the Reference Stock.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Final Price or calculating the payment at maturity, if any, that we are required to pay you. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the Final Valuation Date and the Maturity Date may be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.” Moreover, if the Final Valuation Date is postponed to the last possible day and the closing price of one share of the Reference Stock is not available on that day because of a market disruption event or if that day is not a trading day, the calculation agent will nevertheless assess the market value of one share of the Reference Stock on that last possible day. See “Description of Notes — Postponement of the Final Valuation Date” for more information.

The tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. Insofar as we have tax reporting responsibilities with respect to your notes, we expect to treat them for U.S. federal income tax purposes as units each comprising: (i) a put option written by you (a “Put Option”) that is terminated if your notes are redeemed early and that, if not terminated, in circumstances where the payment you receive at maturity is less than $1,000 (excluding accrued but unpaid interest), requires you to pay us an amount equal to $1,000 multiplied by the absolute value of the Stock Return (or, alternatively, if we so elect, that requires you to purchase a number of shares of the Reference Stock equal to the Physical Delivery Amount from us for $1,000) and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option. The IRS might not accept, and a court might not uphold, this treatment. If the IRS were successful in asserting an alternative treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for investors in the notes are the timing and character of income or loss (including whether the Put Premium, as defined below in “Material U.S. Federal Income Tax Consequences,” might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. BC-1-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

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JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any of those notes in the secondary market may be limited.

Risks Related to the Reference Stock

We or one of our affiliates may serve as the depositary for the American Depositary Shares representing the common stock of the issuer.

We or one of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the Reference Stock is an ADS, and we or one of our affiliates serves as depositary for such ADSs, our or such affiliates’ interests, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

If the Reference Stock is an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the Underlying Stock. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

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If the Reference Stock is an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

An investment in the notes linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of these countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments that may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes linked to the ADSs of one or more emerging markets issuers.

Some or all of these factors may influence the price of the ADSs. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the ADSs based on their historical performance. The value of the ADSs may decrease and you may not receive any return of your investment. There can be no assurance that the price of the ADSs will not decrease so that at maturity, you will not lose some or all of your investment.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

If your note is linked to the performance of an ADS, you should be aware that your note is linked to the price of the ADSs and not the Underlying Stock, and there exist important differences between the rights of holders of ADSs and the Underlying Stock. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the Underlying Stock may be significant and may materially and adversely affect the value of the notes.

PS-17

In some circumstances, the payment you receive on the notes may be based on the common stock (or ADS, as applicable) of another company and not the Reference Stock.

Following certain corporate events relating to the Reference Stock where its issuer is not the surviving entity or the amount you receive at maturity (assuming no early redemption), may be based on the common stock of a successor to the Reference Stock issuer or any cash or any other assets distributed to holders of the Reference Stock in that corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in “General Terms of Notes — Anti-Dilution Adjustments” and “General Terms of Notes — Reorganization Events.”

In addition, for notes linked to the performance of an ADS, if that ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a), (i) replace that ADS with the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the New York Stock Exchange (the “NYSE”) or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office and that are then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the Underlying Stock to be the Reference Stock. You should read the section of this product supplement called “General Terms of Notes —Delisting of ADSs or Termination of ADS Facility” for more information. Replacing the original ADS serving as the Reference Stock with another ADS may materially and adversely affect the value of the notes.

Anti-dilution protection is limited and may be discretionary.

The calculation agent will make adjustments to the Stock Adjustment Factor, which will be set initially at 1.0, for certain adjustment events (as defined below) affecting the Reference Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the Reference Stock or another party makes a partial tender or partial exchange offer for the Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in this product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so. With respect to the issuance of transferrable rights or warrants, the calculation agent may also make adjustments in a manner that differs from what is described in this product supplement in good faith to ensure an equitable result. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the notes in making these determinations. See “General Terms of Notes — Anti-Dilution Adjustments” for further information.

PS-18

We may exercise any and all rights we may have as a lender to or a security holder of the issuer of the Reference Stock.

If we or any of our affiliates are lenders to, or hold securities of, the issuer of the Reference Stock, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of such issuer. Any exercise of our rights as a lender or holder of securities of the issuer of the Reference Stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

We cannot assure you that publicly information about the issuer of the Reference Stock is accurate or complete.

All disclosures contained in the relevant terms supplement regarding the issuer of the Reference Stock will be derived from publicly available documents and other publicly available information, without independent verification. We have not participated, and will not participate, in the preparation of such documents and we have not made, and will not make, any due diligence inquiry with respect to the issuer of the Reference Stock in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the Reference Stock are accurate or complete, and are not responsible for public disclosure of information by the issuer of the Reference Stock, whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement (including events that would affect the accuracy or completeness of the publicly available documents of the issuer of the Reference Stock) that would affect or the value of the Reference Stock (and therefore the trading price or closing price, as applicable, of the Reference Stock on any day during the Observation Period, if applicable, the Final Price and any payment at maturity) will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the amount you will receive at maturity (assuming no early redemption) and, therefore, the market value of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuer of the Reference Stock as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

PS-19

Use of Proceeds and Hedging

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

If so specified in the relevant terms supplement, each agent’s commission will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. If the relevant terms supplement does not specify that such projected profit is included in each agent’s commission, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. Under these circumstances, the estimated cost of hedging will include the projected profit, which will not exceed $50.00 per $1,000 principal amount note. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes. In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to the Reference Stock. To accomplish this, we, through our affiliates or others, may take positions in the Reference Stock or instruments the value of which is derived from the Reference Stock. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the Reference Stock or instruments the value of which is derived from the Reference Stock.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the price of the Reference Stock on the Initial Valuation Date and/or decrease the price of the Reference Stock on the Final Valuation Date, which could adversely affect your payment at maturity. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stock or the value of the notes, we cannot assure you that these activities will not have this effect. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Reference Stock. No note holder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

PS-20

The Reference Stock

The relevant terms supplement will provide summary information regarding the business of the issuer of the Reference Stock based on its publicly available documents, without independent verification.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of the Reference Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Reference Stock or other securities of the issuer of the Reference Stock. We will derive any and all disclosures contained in the relevant terms supplement regarding the issuer of the Reference Stock from the publicly available documents described above, without independent verification. In connection with the offering of the notes, we have not participated, and will not participate, in the preparation of such documents and we have not made, and will not make, any due diligence inquiry with respect to the issuer of the Reference Stock. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer of the Reference Stock is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the closing price of one share of the Reference Stock (and therefore the trading price or closing price, as applicable, of the Reference Stock on any day during the Observation Period, if applicable, the Final Price and any payment at maturity) will have been publicly disclosed. Subsequent disclosure of any of these events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the payment at maturity with respect to the notes.

Conflicts of Interest

See the relevant terms supplement and “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities” for information about economic interests with respect to the Reference Stock that we or our affiliates may have that are adverse to your interests.

Historical Performance of the Reference Stock

We will provide historical price information on the Reference Stock in the relevant terms supplement. You should not take any of those historical prices as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stock.

PS-21

General Terms of Notes

Calculation Agent

J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Price (or Strike Price, if applicable), the Knock-In Barrier, the Final Price, the Stock Return, the Physical Delivery Amount, the Fractional Share Amount, the trading price or the closing price of one share of the Reference Stock on any day during the Observation Period, if applicable, whether a day is an Interest Payment Date, whether a Knock-In Event has occurred and the amount of any payment on the notes. In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;
•	anti-dilution adjustments (i.e., adjustments to the Stock Adjustment Factor) and any adjustments as the result of a Reorganization Event;
•	whether to select a Successor Reference Stock and, if applicable, which common stock to select if an ADS serving as the Reference Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated; and
•	the closing price of one share of the Reference Stock if the Final Valuation Date is postponed for ten business days due to a market disruption event or if that day is not a trading day.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of any amount payable on the notes on or prior to 11:00 a.m., New York City time, on the business day preceding the applicable Payment Date.

All calculations with respect to the Initial Price (or Strike Price, if applicable), the Final Price, the Stock Return, the Knock-In Barrier and any trading price or closing price of one share of the Reference Stock will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); the Physical Delivery Amount, the Fractional Share Amount and all dollar amounts related to determination of any payment on the notes per $1,000 principal amount note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts payable, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from determining the closing price of one share of the Reference Stock on the Final Valuation Date or calculating the amount, if any, that we will pay you at maturity of the notes (assuming no early redemption). These events may include disruptions or suspensions of trading on the markets as a whole.

With respect to the Reference Stock (or any security for which a closing price must be determined), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

PS-22

•	the occurrence or existence of a suspension, absence or material limitation of trading of the Reference Stock (or that security) on the relevant exchange for the Reference Stock (or that security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on that relevant exchange;
•	a breakdown or failure in the price and trade reporting systems of the relevant exchange for the Reference Stock (or that security) as a result of which the reported trading prices for the Reference Stock (or that security) during the one-half hour period preceding the close of the principal trading session on that relevant exchange are materially inaccurate;
•	the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Reference Stock (or that security), if available, during the one-half hour period preceding the close of the principal trading session in that exchange or market; or
•	a decision to permanently discontinue trading in those related futures or options contracts,

in each case as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to the Reference Stock (or any security for which a closing price must be determined) has occurred, unless otherwise specified in the relevant terms supplement:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to the Reference Stock (or that security);
•	limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;
•	a suspension of trading in futures or options contracts on the Reference Stock (or that security) by the primary exchange or market for trading in those contracts, if available, by reason of:
•	a price change exceeding limits set by that exchange or market,
•	an imbalance of orders relating to those contracts, or
•	a disparity in bid and ask quotes relating to those contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Stock (or that security); and

•	a “suspension, absence or material limitation of trading” on the relevant exchange or on the primary exchange or market on which futures or options contracts related to the Reference Stock (or that security) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.
PS-23

Anti-Dilution Adjustments

The Stock Adjustment Factor for the Reference Stock is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

Unless otherwise specified below, no adjustments to the Stock Adjustment Factor will be required unless the Stock Adjustment Factor adjustment would require a change of at least 0.1% in the Stock Adjustment Factor then in effect. The Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor after the close of business on the business day immediately preceding the Maturity Date.

No adjustments to the Stock Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of one share of the Reference Stock on any relevant day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of the Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for the Reference Stock by the issuer of the Reference Stock or any third party.

If an event other than those described below occurs with respect to the Reference Stock and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the Reference Stock, the calculation agent may calculate the corresponding adjustment or series of adjustments to the Stock Adjustment Factor as the calculation agent determines in good faith to be appropriate to account for that diluting or concentrative effect. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

For purposes of these adjustments, except as noted below, if an ADS is serving as the Reference Stock, all adjustments to the Stock Adjustment Factor for the Reference Stock will be made as if the Underlying Stock is serving as the Reference Stock. Therefore, for example, if the Underlying Stock is subject to a two-for-one stock split and assuming the Stock Adjustment Factor is equal to one, the Stock Adjustment Factor for the Reference Stock would be adjusted to equal two. If your notes are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the relevant terms supplement, the dividend paid by the issuer of the Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as the Reference Stock, no adjustment to the ADS price or the Stock Adjustment Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of underlying stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described in this product supplement (which may include ignoring such provision, if appropriate) will be made to reflect such change.

JPMS, as calculation agent, will be solely responsible for the determination and calculation of any adjustments to the Stock Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations will be conclusive absent manifest error.

PS-24

The calculation agent will provide information as to any adjustments to the Stock Adjustment Factor for the Reference Stock as described below upon written request by any investor in the notes.

Stock Splits and Reverse Stock Splits

If the Reference Stock is subject to a stock split or reverse stock split, then once that split has become effective, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor will equal the product of:

•	the prior Stock Adjustment Factor, and
•	the number of shares that a holder of one share of the Reference Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends or Distributions

If the Reference Stock is subject to (i) a stock dividend, i.e., an issuance of additional shares of the Reference Stock that is given ratably to all or substantially all holders of shares of the Reference Stock, or (ii) a distribution of shares of the Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of the Reference Stock, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor will equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and
•	the number of additional shares issued in the stock dividend or distribution with respect to one share of the Reference Stock.

Non-Cash Dividends or Distributions

If the issuer of the Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of the Reference Stock to all or substantially all holders of shares of the Reference Stock (other than (i) dividends, distributions, rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” or “— Stock Dividends or Distributions” above or “— Issuance of Transferable Rights or Warrants” below and (ii) cash dividends or distributions referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor will equal the product of:

•	the prior Stock Adjustment Factor, and
•	a fraction, the numerator of which is the Current Market Price of the Reference Stock and the denominator of which is the amount by which the Current Market Price exceeds the Fair Market Value of that distribution.

The “Current Market Price” of the Reference Stock means the closing price of one share of the Reference Stock on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Stock Adjustment Factor.

The “Fair Market Value” of any distribution means the value of that distribution on the ex-dividend date for that distribution, as determined by the calculation agent. If that distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the Reference Stock is an ADS and that distribution consists of property traded on the ex-dividend date on a non-U.S. securities exchange or market, the Fair Market Value will equal the closing price of the distributed property on that ex-dividend date, as determined by the calculation agent.

PS-25

The “ex-dividend date,” with respect to a dividend or other distribution on the Reference Stock, means the first trading day on which transactions in the Reference Stock trade on the relevant exchange without the right to receive that dividend or other distribution.

Notwithstanding the foregoing, a distribution on the Reference Stock described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also would require an adjustment under this section will not cause an adjustment to the Stock Adjustment Factor and will only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events.” A distribution on the Reference Stock described in the section entitled “—Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section will cause an adjustment only pursuant to the section entitled “—Issuance of Transferable Rights or Warrants”.

Cash Dividends or Distributions

If the issuer of the Reference Stock pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of the Reference Stock during any quarterly fiscal period during the term of the notes, in an aggregate amount that, together with other cash dividends or distributions made previously during that quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions” section, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor will equal the product of:

•	the prior Stock Adjustment Factor, and
•	a fraction, the numerator of which is the Current Market Price of the Reference Stock and the denominator of which is the amount by which the Current Market Price exceeds the aggregate amount in cash per share of the Reference Stock distributed in that cash dividend or distribution together with any cash dividends or distributions made previously during that quarterly fiscal period with respect to which an adjustment to the Stock Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions” section to holders of shares of the Reference Stock in excess of the Dividend Threshold.

For the avoidance of doubt, the Stock Adjustment Factor may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold. If the Stock Adjustment Factor has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the issuer of the Reference Stock pays cash dividends or makes other distributions during that quarterly fiscal period in an aggregate amount that, together with other cash dividends or distributions since the last adjustment to the Stock Adjustment Factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold. Those subsequent adjustments to the Stock Adjustment Factor will only take into account the cash dividends or distributions during that quarterly fiscal period made since the last adjustment to the Stock Adjustment Factor because of cash dividends or distributions that exceed the Dividend Threshold.

The “Dividend Threshold” is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of the Reference Stock plus (y) 10% of the closing price of one share of the Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

PS-26

Issuance of Transferable Rights or Warrants

Except as provided below, if the issuer of the Reference Stock issues transferable rights or warrants to all holders of shares of the Reference Stock to subscribe for or purchase the Reference Stock, including new or existing rights to purchase the Reference Stock at an exercise price per share less than the closing price of one share of the Reference Stock on (a) the date the exercise price of those rights or warrants is determined and (b) the ex-dividend date, then the Stock Adjustment Factor will be adjusted on the ex-dividend date for that issuance so that the new Stock Adjustment Factor will equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and
•	the number of shares of the Reference Stock that can be purchased with the cash value of those warrants or rights distributed on one share of the Reference Stock.

The number of shares that can be purchased will be based on a value of the Reference Stock equal to the closing price of one share of the Reference Stock on the trading day immediately preceding the ex-dividend date for that issuance minus the cash value of the warrants or rights.

The cash value of the warrants or rights will equal the closing price of one share of the Reference Stock on the ex-dividend date minus the exercise price per share of those rights or warrants.

“Ex-dividend date,” with respect to a transferable right or warrant, means the first trading day on which transactions in the shares of the Reference Stock trade on the relevant exchange without the right to receive that transferable right or warrant.

Notwithstanding the foregoing, if the calculation agent determines in good faith that the adjustments in response to the issuance of transferable rights or warrants described above do not achieve an equitable result, the calculation agent in good faith may make adjustments or a series of adjustments that differ from, or that are in addition to, those described above with a view to offsetting, to the extent practical, any change in your economic position as a holder of the notes that results solely from the applicable event. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Reference Stock. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

Reorganization Events

If, prior to the Maturity Date,

(a)	there occurs any reclassification or change of the Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the Reference Stock;
(b)	the issuer of the Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of the Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity;
(c)	any statutory exchange of securities of the issuer of the Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above;
(d)	the issuer of the Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;
(e)	the issuer of the Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of the Reference Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-Off Event”); or
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(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the Reference Stock and is consummated and completed in full for all or substantially all of those shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the Initial Price (or Strike Price, if applicable (and consequently the Knock-In Barrier, the Physical Delivery Amount and the Fractional Share Amount)), the closing price and, if applicable, the trading price of one share of the Reference Stock from and including the effective date for that Reorganization Event will be adjusted as set forth below.

If a reorganization event other than those described above occurs with respect to the Reference Stock, the calculation agent may calculate the corresponding adjustment or series of adjustments to the Initial Price (or Strike Price, if applicable), the closing price and, if applicable, the trading price of one share of the Reference Stock as the calculation agent determines in good faith to be appropriate to account for that reorganization event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

If a Reorganization Event occurs, the calculation agent will be solely responsible for the determination of any Exchange Property, the value of any Exchange Property and the effect of the Reorganization Event on the Initial Price (or Strike Price, if applicable), the closing price and, if applicable, the trading price of one share of the Reference Stock, and its determinations and calculations will be conclusive absent manifest error.

The calculation agent will provide information as to any adjustments to the Initial Price (or Strike Price, if applicable) resulting from a Reorganization Event upon written request by any investor in the notes.

The Exchange Property

“Exchange Property” will consist of any shares of the Reference Stock that continue to be held by the holders of the Reference Stock, and any securities, cash or any other assets distributed to the holders of the Reference Stock with respect to one share of the Reference Stock in, or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to the Exchange Property (in an amount determined on the basis of the rate of exchange in that tender or exchange offer or going-private transaction). In the event of a tender or exchange offer, a merger, combination or consolidation or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

With respect to any portion of the Exchange Property that consists of property other than Exchange Traded Securities or cash (such property, “Liquidation Property”), that portion of the Exchange Property will be deemed instead to consist of an amount of cash equal to the market value of the Liquidation Property, as determined by the calculation agent in its sole discretion, on the date the issuer of the Reference Stock distributed all the Liquidation Property.

“Exchange Traded Securities” means securities (including, without limitation, securities of the issuer of the Reference Stock or securities of foreign issuers represented by American depositary receipts) traded on the NYSE, the NYSE Amex LLC or The NASDAQ Stock Market.

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The Closing Price and the Trading Price of the Exchange Property

On any relevant day, the “closing price” or the “trading price” of the Exchange Property means the sum of:

(a)	the product of:
(i)	the closing price or trading price, respectively, of one share of any Exchange Traded Securities composing the Exchange Property on that day; and
(ii)	the quantity of the applicable Exchange Traded Securities received for each share of the Reference Stock; and
(b)	the aggregate cash amount of any Exchange Property (other than Exchange Traded Securities), including the aggregate cash amount resulting from the valuation of the Liquidation Property as described above.

Adjustment to the Initial Price (or Strike Price, if applicable) of the Reference Stock

If a Reorganization Event with respect to the Reference Stock occurs, then, for purposes of any determination with respect to the Reference Stock on or after the effective date of that Reorganization Event, the Initial Price (or Strike Price, if applicable) of the Reference Stock will equal the Initial Price (or Strike Price, if applicable) of the Reference Stock as of the trading day immediately preceding that effective date, subject to adjustment as described below:

(a)	with respect to each Exchange Traded Security composing the Exchange Property, the portion of the Initial Price (or Strike Price, if applicable) equal to the Initial Price (or Strike Price, if applicable), multiplied by:
(i)	the closing price of one share of that Exchange Traded Security on the effective date of that Reorganization Event multiplied by the quantity of applicable Exchange Traded Security received for each share of the applicable Reference Stock, divided by
(ii)	the closing price of the Exchange Property on the effective date of that Reorganization Event,

will be subject to the anti-dilution adjustments set forth in this product supplement with respect to that Exchange Traded Security and the stock adjustment factor with respect to that portion of the Initial Price (or Strike Price, if applicable) will be set equal to 1.0 as of that effective date; and

(b)	no further adjustments as a result of anti-dilution adjustments of the type set forth in this product supplement will be made to the remaining portion of the Initial Price (or Strike Price, if applicable).

Adjustment to the Closing Price and the Trading Price of One Share of the Reference Stock

If a Reorganization Event occurs, then, for purposes of any determination with respect to the Reference Stock on or after the effective date of that Reorganization Event:

(a) the closing price of one share of the Reference Stock on any relevant day will equal the closing price of the Exchange Property on that day; and

(b) the trading price of one share of the Reference Stock at any time on any relevant day will equal the trading price of the Exchange Property at that time on that day.

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Adjustment to the Payment at Maturity

If a Reorganization Event occurs and if, assuming no early redemption, you would have received the Physical Delivery Amount (and, if applicable, a cash payment in respect of the Fractional Share Amount) at maturity, then for each $1,000 principal amount note, instead of receiving the number of shares of the Reference Stock equal to the Physical Delivery Amount (and, if applicable, a cash payment in respect of the Fractional Share Amount), you will receive (a) Exchange Property with a value equal to the product of the Physical Delivery Amount, as may be adjusted, and the closing price of the Exchange Property on the Final Valuation Date and (b) a cash payment equal to the product of the Fractional Share Amount, as may be adjusted, and the closing price of the Exchange Property on the Final Valuation Date.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the Reference Stock (the “Original Reference Stock”) is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or admitted to trading or the date of that termination, as applicable (the “Change Date”), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) select a Successor Reference Stock (as defined below) to the ADS after the close of the principal trading session on the trading day immediately prior to the Change Date in accordance with the following paragraphs (any successor reference stock as so selected, a “Successor Reference Stock” and any successor reference stock issuer, a “Successor Reference Stock Issuer”) or (B) select the Underlying Stock to be the Reference Stock.

Upon the selection of any Successor Reference Stock by the calculation agent pursuant to clause (A) of the preceding paragraph, on and after the Change Date, references in this product supplement or the relevant terms supplement to the “Reference Stock” will no longer be deemed to refer to the Original Reference Stock and will be deemed instead to refer to the applicable Successor Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the Original Reference Stock will be deemed to be to the applicable Successor Reference Stock Issuer. Upon the selection of any Successor Reference Stock by the calculation agent pursuant to clause (A) of the preceding paragraph, on and after the Change Date, (i) the Initial Price (or Strike Price, if applicable) for the Successor Reference Stock will be equal to the Initial Price (or Strike Price, if applicable) of the Original Reference Stock as of the trading day immediately preceding the Change Date, divided by the Stock Adjustment Factor for the Successor Reference Stock and (ii) the Stock Adjustment Factor for the Successor Reference Stock will be an amount as determined by the calculation agent in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Reference Stock on the trading day immediately preceding the Change Date, subject to adjustment for certain corporate events related to the Successor Reference Stock in accordance with “— Anti-Dilution Adjustments.”

The “Successor Reference Stock” with respect to an ADS will be the ADS of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Reference Stock is organized, or has its principal executive office, selected by the calculation agent from among the ADSs of three companies then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to the Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor Reference Stock will not be any ADS that is (or the Underlying Stock for which is) subject to a trading restriction under the trading restriction policies of JPMorgan Chase & Co. or any of its affiliates that would materially limit the ability of JPMorgan Chase & Co. or any of its affiliates to hedge the notes with respect to the ADS (a “Hedging Restriction”); provided further that if a Successor Reference Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, the Successor Reference Stock will be

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selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of the Original Reference Stock is organized, or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent, is the most comparable to the Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Original Reference Stock and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if a Successor Reference Stock cannot be identified in the country in which the issuer of the Original Reference Stock is organized, or has its principal executive office, as set forth above, the Successor Reference Stock will be selected by the calculation agent and will be a common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the Original Reference Stock that in the sole discretion of the calculation agent, is the most comparable to the Original Reference Stock, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

Following the selection of a Successor Reference Stock, the Stock Adjustment Factor of the Successor Reference Stock will be subject to adjustment as described above under “— Anti-Dilution Adjustments.”

The calculation agent will provide information as to any Successor Reference Stock (including its Initial Price (or Strike Price, if applicable)) upon written request by any investor in the notes.

If the calculation agent selects the applicable Underlying Stock to be the Reference Stock pursuant to clause (B) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility” above, the Stock Adjustment Factor for the Reference Stock will thereafter equal the last value of the Stock Adjustment Factor for the ADS multiplied by the number of shares of the applicable Underlying Stock represented by a single ADS, subject to further adjustments as described under “—Anti-Dilution Adjustments.” On and after the Change Date, the closing price of one share of the Reference Stock on any relevant day and the trading price at any time on any relevant day will be expressed in U.S. dollars by converting the closing price or trading price, as applicable, into U.S. dollars using the applicable exchange rate as described below.

If the calculation agent selects the Underlying Stock to be the Reference Stock pursuant to clause (B) of the first paragraph under “— Delisting of ADSs or Termination of ADS Facility” above, unless otherwise specified in the relevant terms supplement, to the extent that the Physical Delivery Amount (and, if applicable, a cash payment in respect of the Fractional Share Amount) is otherwise due at maturity, we will be deemed to have elected not to exercise our physical settlement option. On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the Underlying Stock relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for that rate at approximately the closing time of the relevant exchange for the Underlying Stock on that day. However, (1) if that rate is not displayed on the relevant Reuters page on the date of determination, the applicable exchange rate on that day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three bid quotations, the average of the bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain a bid quotation from only one recognized foreign exchange dealer, that bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

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Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described in the relevant terms supplement under the caption “Key Terms — Payment at Maturity,” calculated as if the date of acceleration were (a) the Final Valuation Date, (b) the final day of the Observation Period, if applicable, and (c) the Final Disrupted Valuation Date (if the date of acceleration is a Disrupted Day), which amount will include any accrued and unpaid interest on the notes.

Unless otherwise specified in the relevant terms supplement, upon any acceleration of the notes, any interest will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

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The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

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Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of owning and disposing of the notes.  It applies to you only if you are an initial investor who purchases a note at its issue price for cash and holds it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address the U.S. federal income tax consequences of owning or disposing of the Reference Stock that an investor may receive at maturity. You should consult your tax adviser regarding the potential U.S. federal tax consequences of owning and disposing of the Reference Stock.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are an investor subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;
•	a “regulated investment company” as defined in Code Section 851;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
•	a dealer in securities;
•	a person holding a note as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a note;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or
•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. The effects of any applicable state, local or foreign tax laws and the potential application of the provision of the Code known as the Medicare contribution tax are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

Unless otherwise indicated in the relevant terms supplement, insofar as we have tax reporting responsibilities with respect to your notes, we expect (in the absence of an administrative determination or judicial ruling to the contrary) to treat them for U.S. federal income tax purposes as units each comprising (i) a Put Option written by you that is terminated if your notes are redeemed early and that, if not terminated, in circumstances where the payment you receive at maturity is less than $1,000 (excluding accrued but unpaid interest), requires you to pay us an amount equal to $1,000 multiplied by the absolute value of the Stock Return (or, alternatively, if we so elect, that requires you to purchase a number of shares of the Reference Stock equal to the Physical Delivery Amount from us for $1,000) and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the Put Option (the “Deposit”).  Under this approach, a portion of each interest payment made with respect to the notes (including upon early redemption or at maturity) will be treated as interest on the Deposit, and the remainder as premium paid to you in consideration of your entry into the Put Option (“Put Premium”).  We will specify in the relevant terms supplement the portion of each interest payment that we will allocate to interest on the Deposit and to Put Premium, respectively.

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At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the notes.  In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the notes described above, we expect that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the notes if the treatment of the notes described above is respected, as well as material tax consequences that may apply if it is not respected. The following discussion assumes this treatment is respected, except where otherwise indicated. The relevant terms supplement may indicate other issues applicable to a particular offering of notes.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies.

Tax Treatment as Units Each Comprising a Put Option and a Deposit

If the treatment of the notes as units each comprising a Put Option and a Deposit is respected, the following is a discussion of the material U.S. federal income tax consequences of owning and disposing of the notes.

Tax Treatment of Interest Payments. Because the term of the notes is not more than one year, the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Under the applicable Treasury regulations, the Deposit will be treated as being issued at a discount equal to the sum of all interest payments to be made with respect to the Deposit. Accordingly, accrual-method investors, and cash-method investors who so elect, will be required to include the discount in income as it accrues on a straight-line basis, unless they elect to accrue the discount on a constant-yield method based on daily compounding. Cash-method investors who do not elect to accrue the discount in income currently will be required to include interest paid on the Deposit upon receipt. Additionally, cash-method investors who do not elect to accrue the discount in income currently will be required to defer deductions for interest paid on any indebtedness incurred to purchase or carry their notes in amounts not exceeding accrued discount that has not been included in income.

Put Premium will be taken into account as described below.

Sale or Exchange of a Note. Upon sale or exchange of a note prior to maturity or early redemption, you generally will be required to recognize an amount of short-term capital gain or loss equal to the difference between (i) the proceeds received minus the amount of accrued but unpaid discount on the Deposit and (ii) the purchase price you paid for the note minus the total Put Premium you have received from us. This amount represents the net of the gain or loss attributable to the termination of the Put Option and the gain or loss attributable to the sale of the Deposit. You will recognize interest income with respect to accrued discount on the Deposit that you have not previously included in income. You should consult your tax adviser regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

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Tax Treatment at Maturity or Early Redemption. If a note is redeemed early or held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit plus the final interest payment, which will be treated as described above), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

If the Put Option is exercised and we have not elected to exercise our physical settlement option (i.e. you receive a cash payment at maturity that is less than the amount of the Deposit (the “Cash Value”), plus the final interest payment, which will be treated as described above), you will be deemed to have applied a portion of the Deposit toward the cash settlement of the Put Option.  In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value plus the total Put Premium received and (ii) the Deposit.

If you receive the Physical Delivery Amount (plus the final interest payment, which will be treated as described above), you will be deemed to have applied the Deposit toward the physical settlement of the Put Option. You generally will not recognize gain or loss with respect to the Put Premium or the Reference Stock received. Instead, you generally will have an aggregate basis in the Physical Delivery Amount of Reference Stock you receive (including any fractional shares) equal to the Deposit minus the total Put Premium received, and that basis will be allocated proportionately among the shares. Your holding period for the Reference Stock will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of Reference Stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

Other Possible Tax Treatments

The IRS might treat the notes as indivisible debt instruments, despite the uncertainty as to what you will receive at maturity. In this event, while they would be subject to the general rules applicable to the Deposit that are described above, a number of aspects of this treatment would be uncertain because the amount due at maturity is not fixed. In addition, you could be subject to special reporting requirements if any loss exceeded certain thresholds.

In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, or whether the scope of the notice extends to short-term instruments such as the notes, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of short-term notes are the timing and character of income or loss (including whether the Put Premium might be currently included as ordinary income). You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Notes with a Term of More than One Year

If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is more than one year, the following discussion applies.

Tax Treatment as Units Each Comprising a Put Option and a Deposit

If the treatment of the notes as units each comprising a Put Option and a Deposit is respected, the following is a discussion of the material U.S. federal income tax consequences of owning and disposing of the notes.

Tax Treatment of Interest Payments. Interest paid with respect to the Deposit will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for federal income tax purposes.

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Put Premium will be taken into account as described below.

Sale or Exchange of a Note. Upon sale or exchange of a note prior to maturity or early redemption, you will be treated as receiving a payment of interest equal to any accrued but unpaid interest on the Deposit.  The Deposit will be treated as sold for its fair market value, excluding the value of any accrued but unpaid interest. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit (excluding any amount attributable to the accrued but unpaid interest on the Deposit, which will be treated as a payment of interest), minus your tax basis in the Deposit. That gain or loss will be long-term capital gain or loss if the note was held for more than one year.

If the value of the Deposit on the date of sale or exchange of a note does not exceed the amount realized on the sale or exchange, any amount realized that is attributable to the Put Option, together with the total Put Premium received over the term of the notes, will be treated as short-term capital gain or loss.

If the value of the Deposit on the date of sale or exchange exceeds the amount realized on the sale or exchange, you will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the note equal to the amount of this excess, in exchange for the purchaser’s assumption of the Put Option. In this case, you will be required to recognize short-term capital gain or loss in respect of the Put Option equal to the total Put Premium received over the term of the note minus the amount deemed to be paid by you in exchange for the purchaser’s assumption of the Put Option.

Tax Treatment at Maturity or Early Redemption. If a note is redeemed early or held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit plus the final interest payment, which will be treated as described above), you will recognize short-term capital gain equal to the sum of all Put Premium received.

If you receive the Cash Value (plus the final interest payment, which will be treated as described above), you will be deemed to have applied a portion of the Deposit toward the cash settlement of the Put Option. In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value plus the total Put Premium received and (ii) the Deposit.

If you receive the Physical Delivery Amount (plus the final interest payment, which will be treated as described above), you will be deemed to have applied the Deposit toward the physical settlement of the Put Option. In that case, you generally will not recognize gain or loss with respect to the Put Premium or the Reference Stock received. Instead, you generally will have an aggregate basis in the Physical Delivery Amount of Reference Stock you receive (including any fractional shares) equal to the Deposit minus the Put Premium received, and that basis will be allocated proportionately among the shares. Your holding period for the Reference Stock will begin on the day after receipt. With respect to any cash received in lieu of a fractional share of Reference Stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

Other Possible Tax Treatments

The IRS might treat the notes as “contingent payment debt instruments.” In that event, regardless of whether you are an accrual-method or cash-method taxpayer, (i) in each year that you hold your notes, you will be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes and (ii) any income recognized at expiration or upon sale or exchange of your notes (including redemption at maturity or upon early redemption) will generally be treated as interest income. In addition, you could be subject to special reporting requirements if any loss exceeded certain thresholds. You should consult your tax adviser regarding these issues.

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Alternatively, the notice described above in “— Notes with a Term of Not More than One Year— Other Possible Tax Treatments” may apply to your notes. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the notes are the timing and character of income or loss (including whether the Put Premium might be currently included as ordinary income).

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including upon early redemption or redemption at maturity).

Any income or gain from a note should not be subject to U.S. federal income tax (including withholding tax) if you provide a properly completed IRS Form W-8BEN and these amounts are not effectively connected with your conduct of a U.S. trade or business (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income with respect to instruments described therein should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), although exempt from the withholding tax discussed above, you generally will be taxed in the same manner as a U.S. Holder. You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of owning and disposing of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Recent Legislation

Recent legislation, as modified by published guidance from Treasury and the IRS, including recently proposed regulations, generally would impose a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after December 31, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied. Pursuant to the proposed regulations, this legislation would apply to payments of U.S.-source interest made after December 31, 2013 and to payments of gross proceeds of the sales of certain financial instruments made after December 31, 2016. This legislation may apply to both the interest payments on, and gross proceeds from the disposition of, notes (or Deposits) issued after December 31, 2012.

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Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S.-situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

The tax consequences to you of owning AND DISPOSING OF Notes are UNCERTAIN. you SHOULD consult your tax adviser regarding the tax consequences of owning and disposing of Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

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Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Our affiliates, including JPMS, may use this product supplement no. BC-1-I and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market. JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes. In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. JPMS may act as a market maker for the notes. However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for JPMS. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

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No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. BC-1-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. BC-1-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the Initial Valuation Date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

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Notice to Investors

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted. None of the accompanying prospectus supplement and prospectus, this product supplement no. BC-1-I and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.
(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.
(iii)	The number of contacted investors should be relatively small.
(iv)	Investors should receive complete and precise information on the proposed investment.
(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.
(vi)	The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.
(vii)	The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.
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The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999. The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas. Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents. The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

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None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;
(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;
(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and
(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;
(ii)	any offer or sale of the notes at offices or branches open to the public;
(iii)	use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or
(iv)	use (a) non-solicited emails or (b) email distribution lists to market the notes.
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The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

Costa Rica

The notes may not be offered or sold, directly or indirectly, to any person within the Republic of Costa Rica, in circumstances that require the issuer or offeror and the notes to be authorised by the Superintendencia General de Valores. Any offering, express or implicit, that seeks to issue, negotiate or sell securities among public investors, is deemed under Costa Rican law (Ley Reguladora del Mercado de Valores, N° 7732, and its Regulations) as a public offering, which requires the issuer or offeror and the notes to be authorised by the Superintendencia General de Valores. A public offering is any invitation or transmission by any means to the public or determined groups of persons exceeding 50 potential investors. A public offering is presumed when made through public or collective means of communication (mass media), such as press, radio, television and internet, or when the offering includes standardized securities.

Accordingly, each Agent has represented and agreed that (i) it is appropriately registered with the Superintendencia General de Valores, (ii) it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in Costa Rica and (iii) that sales of the notes in Costa Rica will be placed or negotiated only on an individual basis with private investors, limited to a maximum 50 investors. Each Agent will evidence in writing, for each offering, compliance with the above requirements by means of an affidavit, a party declaration or any form of express acknowledgement. Each Agent has acknowledged that it is registered as a financial intermediary with the Superintendencia General de Valores, and that the Disclosure Documents have not been filed with the Superintendencia General de Valores and, therefore, it is not intended for any public offering of the notes in Costa Rica within the meaning of Costa Rican law.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public. The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

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(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;
(ii)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or
(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

Each Agent has represented and agreed that:

(i)	it will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and
(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

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Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. The Disclosure Documents may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange. Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is

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not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

United Kingdom

Each Agent has represented and agreed that:

(a)	in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;
(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

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Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

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Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

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Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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